Exhibit 5.1

July 31, 2019	C. Paul W. Smith Direct Dial: 506.632.2787 Direct Fax: 506.652.1989 psmith@stewartmckelvey.com

Novanta Inc.
125 Middlesex Turnpike
Bedford, Massachusetts
USA  01730

Ladies and Gentlemen:

We have acted as New Brunswick counsel to Novanta Inc., a New Brunswick corporation (the “Company”), in connection with (a) its filing on February 27, 2019, with the United States Securities and Exchange Commission (the “Commission”), of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the United States Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for issue and sale by the Company of (i) common shares, no par value, of the Company (the “Common Shares”), and (ii) one or more series of the Company’s debt securities, certain series of which may be exchangeable for and/or convertible into Common Shares, pursuant to an indenture to be entered into between the Company, as issuer, and Wilmington Trust, National Association, as trustee (a form of which is included as Exhibit 4.3 to the Registration Statement), and one or more board resolutions, supplements thereto or officer’s certificates thereunder and (b) its filing with the Commission on the date hereof of a prospectus supplement (the “Prospectus Supplement”) to the Registration Statement and the Base Prospectus relating to the resale of up 124,461 Common Shares (the “Selling Securityholder Shares”) to be resold from time to time by certain securityholders of the Company pursuant to the Registration Statement, the Base Prospectus and the Prospectus Supplement.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein.

As such counsel, we have examined and relied upon originals or copies of such agreements, instruments, corporate records, certificates and other assurances of officers of the Company and other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.  In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

Based upon and subject to the foregoing, we are of the opinion that the Selling Securityholder Shares have been duly authorized by all necessary corporate action of the Company are validly issued as fully paid and nonassessable shares in the capital of the Company

The opinions set forth herein are limited to the laws of the Province of New Brunswick and we express no opinion as to the laws of any other jurisdiction.

This opinion is for your benefit in connection with the Registration Statement and the Prospectus Supplement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to the filing of this opinion as an exhibit to the above-referenced Prospectus Supplement and to the use of our name wherever it appears in the Prospectus Supplement, and in any amendment or supplement thereto.  In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Prospectus Supplement, including this opinion as an exhibit or otherwise.

Yours very truly,

/s/ Stewart McKelvey